Exhibit 10.2

BANCFIRST CORPORATION
RESTRICTED STOCK Unit AGREEMENT

BancFirst Corporation (the “Company”) hereby awards to ______________ (the “Participant”) _________ Restricted Stock Units (the “RSUs”) pursuant to the BancFirst Corporation 2023 Restricted Stock Unit Plan (the “Plan”), the definitions and provisions of which are incorporated herein by reference.

The terms and conditions of the Award are set forth hereinafter. Capitalized terms used herein that are not defined herein but that are defined in the Plan are used herein as defined in the Plan.

1. Nature of RSUs, Restrictions on Transfer, and Vesting.

(a) Each RSU awarded to the Participant hereunder represents the right of the Participant to receive, subject to the terms of this Agreement and the Plan, one share of Common Stock (or its cash equivalent). The RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Participant.

(b) The RSUs shall vest as follows provided Participant provides Continuous Service through the applicable Vesting Date:

Vesting Date Percentage Vested

_______, 2025 20%

_______, 2026 40%

_______, 2027 60%

_______, 2028 80%

_______, 2029 100%

The date on which RSUs vest under this Section 1(b) or any other section of this Agreement is hereinafter referred to as the “Vesting Date” and RSUs that have vested are referred to as “Vested RSUs.”

2. Termination of Service.

In the event of a Participant’s termination of employment or death, all RSUs which are not vested shall be forfeited and of no further effect.

3. Vesting and Payout of RSUs.

Within 75 days of the Vesting Date for one or more of the RSUs (and in any event no later than March 15 of the year following the year in which the Vesting Date occurs), the Company shall cause to be delivered to the Participant a number of shares of Common Stock (less the number of shares withheld pursuant to Section 7(b)) equal to the number of Vested RSUs in such manner as the Committee may deem appropriate, including book-entry or other electronic registration or issuance of one or more stock certificates. At the option of the Participnt, the Company may pay in cash to the Participant the market value, at the Vesting Date, of all or any portion of the shares of Common Stock, rather than delivering such shraes.

4. Participant’s Rights.

The Participant acknowledges and agrees that the RSUs do not evidence, and do not entitle the Participant to, any rights of a shareholder of the Company.

5. Acceptance of Award.

By acceptance of this Agreement, the Participant accepts the Award, acknowledges receipt of a copy of the Plan, and represents that the Participant is familiar with the terms and provisions thereof and agrees to be bound thereby. The Participant further agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan and this Agreement.

6. Beneficiary Designation. The Participant may designate on the attached Beneficiary designation the person or persons to receive payment of vested RSUs in the event of the Participant’s death. In the event the Participant fails to designate a beneficiary, amounts payable in the event of Participant’s death shall be paid to the Participant’s estate.

7. Taxes and Other Matters.

(a) By acceptance of this Agreement, the Participant agrees to pay all withholding and other taxes payable with respect to the RSUs evidenced by this Agreement, at such times and in such manner as the Company may request and to comply with all Federal and State securities laws.

(b) The Participant may elect, subject to approval of the Committee, to satisfy the Participant’s tax withholding requirements under Federal, State and local laws and regulations thereunder in respect of a Vested RSU, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value equal to all or a portion of the amount so required to be withheld.

8. Clawback Provision.

Notwithstanding any provision of this Agreement or the Plan to the contrary, any RSUs awarded hereunder may be cancelled or forfeited and any Common Stock issued hereunder may be forfeited and required to be repaid to the Company (including, for the avoidance of doubt, any cash received in the settlement of an Award) upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

9. Other Condition.

The award of RSUs evidenced by this Agreement shall be subject to the Participant’s acceptance of this Agreement within 60 days of the Date of Grant.

Grant Date: ______________, 2023

BANCFIRST CORPORATION ________________, _________________

ACCEPTED AND AGREED TO
(Effective as of the above Grant Date):

Participant Name